G. New Account Agreement	Exhibit (b)

This agreement (“New Account Agreement”) sets forth the respective rights and obligations of and the legal entity identified in the New Account Application and anyone else on whose behalf this New Account Agreement has been signed (“Client”) in connection with Client’s account. As used herein, the term “Account” refers to each and every account (cash, margin or otherwise) that has established in Client’s name, or in Client’s name together with others, or in which Client has a beneficial interest, now or in the future. The term refers, collectively and individually, to, its present and future affiliates, and their respective partners, officers, directors, employees and agents.

Both the New Account Agreement and any applicable Supplements are subject to approval. and Client hereby agree to the following with respect to any of Client’s Accounts with and all transactions with.

1. Ownership. Client represents that no one except the Client has a direct beneficial interest in Client’s Account unless such interest is revealed in the title of such Account or is otherwise disclosed to in writing and in any such case, Client has the interest indicated in such title. Client warrants it will inform of any changes in the information supplied to in connection with the establishment and maintenance of an Account for Client. Client agrees that all funds, securities and other property held for the account and the proceeds thereof shall be held for the Account in the manner indicated in the account title, with all the legal and equitable rights of every nature and kind, and subject to all the obligations and conditions, that such form of ownership imposes. As used herein, the term “securities and/or other property” shall include securities and other property currently in or in the future held, carried or maintained by, or in the possession or control of, in or for any of Client’s current or future Accounts, including any Account in which Client may have an interest, and regardless of the purpose for which the securities and other property are so held, carried, maintained, possessed or controlled.

2. Exchange or Market. Client’s Account and transactions effected and/or executed through the Account will be subject to and shall be in accordance with the rules and customs of any applicable national securities exchange, electronic communication network, national securities association, alternative trading system, contract market, derivatives transaction execution facility or other exchange or market (domestic or foreign) (each an “Exchange” and collectively “Exchanges”) and their respective clearing houses, as well as any applicable self-regulatory organization, if any, where the transactions are executed, or that otherwise apply to Client’s Account or transactions, and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto, and Client agrees to use the Accounts only in accordance with such rules, customs, laws and regulations. Client understands that the Exchanges have the right to break any executed transaction on various grounds, including if the executed transaction was, in their opinion, “clearly erroneous,” and will not be liable for such broken transactions.

3. General Lien; Delivery of Collateral. Client hereby grants a first priority perfected security interest in, and right of setoff against, all securities and other property, and the proceeds thereof, and all obligations, whether or not due, which are held, carried or maintained by or in the possession or control of or which are, or may become, due to Client (either individually or jointly with others or in which Client has any interest) and all rights Client may have against as security for the performance of all Client’s obligations to. Client further agrees that may, in its discretion at any time and from time to time, require Client to deliver collateral to margin and secure Client’s performance of any obligations to. Such collateral shall be delivered, upon demand, in such amount and form and to such account or recipient as shall specify. may, in its discretion and without notice to Client, deduct any amounts from Client’s Account and apply or transfer any of Client’s securities and other property interchangeably between any of Client’s Accounts, each of which constitutes unconditional security for all obligations of Client. Client acknowledges that and its present and future affiliates act as agents for each other in respect of the assets subject to the security interest as described above and that and each such affiliate shall comply with any entitlement orders or instructions originated by any of them with respect to such assets or distribute any value in respect of any such assets at the direction of any of them, in each case without any further consent of Client. For purposes of Articles 8 and 9 of the New York Uniform Commercial Code (“UCC”), to the extent that Client has any control with respect to any such assets, upon the occurrence of a Close-Out Event as defined below, Client shall no longer have any control over such assets. and each such affiliate and Client agree that all such assets credited to any securities account maintained on the books of or any such affiliate shall be treated as a financial asset for purposes of the UCC. and each such affiliate hereby notify each other of, and each of them acknowledges, the first priority perfected security interest granted by Client hereunder. The Client (and each person acting on the Client’s behalf) agrees that any assets pledged as collateral by the Client in connection with any transaction entered into under this New Account Agreement will not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986 (the “Code”).

4. Payment and Settlement. Client agrees to pay on demand all balances (including accrued but unpaid interest thereon) and any other obligations owing with respect to Client’s Account. Client agrees that all cash account transactions will be handled on a cash basis and Client shall pay for any security purchased for Client’s cash account, and deliver any securities sold for Client’s cash account, on or before the settlement date. Client warrants that for all cash accounts, no sale of securities is contemplated before the securities are paid for as provided above and that each item sold will be owned by Client at the time of sale.

5. Default. If Client defaults in the performance of any obligation under any transaction or agreement with, or becomes bankrupt, insolvent or subject to any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding, if the security interest hereunder is not or ceases to be a first priority perfected security interest, or if for any reason deems it advisable for its protection (each a “Close-Out Event”), may, without notice or demand to Client, and at such times and places as may determine, cancel, terminate, accelerate, liquidate and/or close-out any or all transactions and agreements between Client and, sell or otherwise transfer any securities or other property which may hold for Client or which is due to Client (either individually or jointly with others) and apply the proceeds to the discharge of Client’s obligations, set-off, net and recoup any obligations (whether physical or financial and whether or not then due) to Client against any obligations (whether physical or financial and whether or not then due) to, exercise all rights and remedies of a secured creditor in respect of all collateral in which has a security interest under the UCC (whether or not the UCC is otherwise applicable in the relevant jurisdiction) or right of set-off, cover any open positions of Client (by buying in or borrowing securities or otherwise) and take such other actions as deems appropriate, provided that if applicable law would stay or otherwise impair the ability of to take any such action upon any such bankruptcy, reorganization, insolvency or similar proceeding, will be deemed to have taken such action with respect to the cancellation, termination, acceleration, liquidation and/or close-out of transactions, and the application of appropriate set-offs, and if and to the extent deems it appropriate, the sale or disposition of securities or other property of Client, the exercise of rights of a secured creditor, and the application of proceeds immediately prior to such bankruptcy, reorganization, insolvency or similar proceeding. Client shall remain liable for any deficiency and shall promptly reimburse for any loss or expense incurred thereby, including losses sustained by reason of an inability to borrow any securities or other property sold for Client’s Account. Client agrees to immediately notify upon the occurrence of a Close-Out Event, but the failure to provide such notice shall not prejudice ’right to determine that a Close-Out Event has occurred.

6. Interest, Fees. Client agrees to pay interest charges which may be imposed by in accordance with ’s usual custom, with respect to late payments in conjunction with any transaction, including for securities purchased, in Client’s Account and prepayments in Client’s Account (i.e., the crediting of the proceeds of sale prior to settlement date or prior to receipt by of the item sold in good deliverable form). Client acknowledges receipt of the attached supplement entitled “Interest Charges and Margin Requirements Disclosure Statement” and a side rate letter, if applicable, and agrees to be bound thereby. Client agrees to pay promptly any amount which may become due in order to meet requests for additional deposits or marks to market with respect to any transactions including unissued securities purchased or sold by Client. Client agrees to pay promptly any custody or other fees which may be imposed by with respect to the account. Client authorizes to automatically debit Client’s Account in payment of any charges posted to the Account. Except as required by applicable law, each payment by Client, and all deliveries of margin or collateral, under this New Account Agreement shall be made, and the value of any margin or collateral shall be calculated, without withholding or deducting any taxes, levies, imposts, duties, charges, assessments or fees of any nature, including interest, penalties and additions thereto that are imposed by any taxing authority (“Taxes”). If any Taxes are required to be withheld or deducted, Client shall pay such additional amounts as necessary to ensure that the actual net amount received by is equal to the amount that would have received had no such withholding or deduction been required. With respect to payments by to Client under this New Account Agreement, Client will provide with any forms or documentation reasonably requested by in order to reduce or eliminate withholding tax thereon. is hereby authorized to withhold Taxes from any payment made hereunder and remit such Taxes to the relevant taxing authorities to the extent required by applicable law.

7. Orders. Except as provided in the next sentence, the giving of each sell order by Client shall constitute a designation of the sale as “long” and

G. New Account Agreement

a certification that the securities to be sold are owned by Client and, if such securities are not in ’s possession, the placing of such order shall constitute a warranty and covenant by Client that Client shall deliver such securities to on or before settlement date. If Client maintains a margin account, Client agrees to designate all sell orders as “long”, “short”, or “short exempt”. Client agrees that may cancel or “buy-in” any sell order, if such securities are not in the Account, are not timely delivered or are not in “good deliverable form.” In a “buy-in,” the party that failed to deliver the securities, or failed to deliver the securities in good deliverable form, is accountable for any resulting losses or expenses. See Section 11 below regarding “mandatory close-outs.” Prior to placing an order for the sale or transfer of any securities subject to Rule 144 or Rule 145(d) or Regulation S under the Securities Act of 1933 or any other rule relating to restricted or control securities or securities that are otherwise contractually restricted (“Restricted Securities”), Client agrees that it will advise of the status of the securities and furnish with the necessary documents (including opinions of legal counsel, if so requests) to satisfy legal transfer requirements. Restricted Securities may not be sold or transferred until they satisfy legal transfer requirements. Client agrees that even if the necessary documents are furnished in a timely manner, there may be delays in the processing of Restricted Securities, which may result in delays in the delivery of securities and the crediting of cash to Client’s Account. Client is responsible for any delays, expenses and losses associated with compliance or failure to comply with all of the requirements and rules relating to Restricted Securities, and agrees to hold harmless in connection therewith.

Client acknowledges that when Client or sends an order for Client’s Account to an Exchange for execution, such order may be matched with a bid or offer by affiliated entities of that are specialists, market-makers and traders of these products on exchanges and in other marketplaces. Client hereby consents to the execution of all or part of Client’s orders with such entities.

8. Orders, Recommendations, Average Price Trades. Client acknowledges that, on occasion, may not be in a position to make a recommendation or render an opinion with respect to any security. Client acknowledges that may, in its sole discretion and without prior notice to Client, refuse to accept or execute any order from Client and, in such case, shall endeavor to give Client notice of such refusal as soon as practical. Client agrees that, in its sole discretion, may, but is not required to combine or “bunch” orders for Client’s account with orders for other clients’ accounts or accounts in which has beneficial interest and allocate the securities as proceeds acquired among the participating accounts in a manner that believes is fair and equitable, and/or in accordance with directions of Client’s agents, if applicable. In addition, there may be circumstances in which does not obtain the same price or execution for all of Client’s order or for the bunched order described above. In either event, Client will receive an average price for these transactions, unless Client’s agent otherwise instructs. Client agrees that the confirmation price for such transactions will reference an average price execution and that details will be furnished upon request.

Client acknowledges that, unless has expressly agreed in writing otherwise, is acting in the capacity of Client’s broker or dealer in connection with any transaction executed for or with Client’s Account and not as a financial adviser or a fiduciary, and no advice provided by has formed or shall form a primary basis for any investment decision by or on behalf of Client. may make available certain information about securities and investment strategies, including its own research reports and market commentaries as well as materials prepared by others. None of this information is personalized or in any way tailored to reflect Client’s personal financial circumstances or investment objectives and the securities or investment strategies discussed might not be suitable for Client. Therefore, Client should not view the fact that is making this information available as a recommendation to Client of any particular security or investment strategy. To the extent that Client’s transactions differ from a specific recommendation made by, if any, to Client with respect to the security, size, price and timing of a recommended transaction, or to the extent there have been variations in the facts relevant to the transaction, Client agrees that has no responsibility for determining the suitability of these transactions to Client.

9. Information, Reports, Statements, Communications. Client will promptly furnish to any information (including financial information) about Client upon request. Client represents (which representation shall be deemed repeated on each date on which this New Account Agreement is in effect) that Client’s financial statements or similar documents previously or hereafter provided to (i) do or will fairly present the financial condition of Client as of the date of such financial statements and the results of its operations for the period for which such financial statements are applicable, (ii) have been prepared in accordance with generally accepted account principles consistently applied and, (iii) if audited, have been certified without reservation by a firm of independent public accountants.

Reports or confirmations of the execution of orders and statements of Client’s Account shall be conclusive if not objected to in writing within ten (10) days after forwarding by to Client by mail, web-reporting or otherwise.

Communications mailed, electronically transmitted or otherwise sent to Client at the address specified in records shall, until has received notice in writing of a different address and has updated its records (which update may take up to three (3) business days after receipt), be deemed to have been forwarded by when sent and the Client waives all claims resulting from failure to receive such communications.

10. Custodial Arrangements. If acts as custodian for the securities and other property in Client’s Account, is authorized to register such securities and other property in the name of, or any nominee, including sub-custodians, or cause such securities and other property to be registered in the name of, or in the name of the nominee of, a recognized depository or clearing organization. Client understands that when holds on Client’s behalf bonds or preferred stocks that are callable in part by the issuer, such securities will be subject to an impartial lottery allocation system in which the probability of Client’s securities being selected as called is proportional to the holdings of all clients of such securities held in bulk by or for. Client further understands that will withdraw such securities from any depository prior to the first date on which such securities may be called unless such depository has adopted an impartial lottery system which is applicable to all participants. is authorized to withdraw securities sold or otherwise disposed of, and to credit Client’s Account with the proceeds thereof or make such other disposition thereof as Client may direct. is further authorized to collect all income and other payments which may become due on Client’s securities, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Client that although will use reasonable efforts to effect the authorization set forth in the preceding sentence, will incur no liability for its failure to do so. is subject to Exchange rules and regulations that may require it to forward to its clients certain written materials relating to the securities and other property in such client’s account (including proxy materials). Except as otherwise required by these rules and regulations, is not otherwise responsible for obtaining, notifying Client of its receipt of, or forwarding to Client, any written materials relating to the securities and other property in Client’s Account.

Under SEC Rule 15c3-3, is required to obtain and, thereafter, to maintain possession or control of customer fully-paid securities and excess margin securities, as such terms are defined in that rule. If determines that it does not have sufficient securities under its possession or control as required (such a condition is referred to as a segregation deficiency), it is required by that rule to take certain steps to obtain possession or control, including, without limitation, recalling securities from loans, and is permitted the period of time set forth in that rule in which to obtain possession or control. To the extent that has a segregation deficiency in shares over a record date for a vote, dividend or other corporate action or distribution, will allocate such deficiency to either (a) the client(s) to whom such a deficiency is attributed (if any); or (b) if the deficiency cannot practically be attributed to any particular customer, will allocate such deficiency to its customers using a random impartial lottery. Client understands and agrees that may change its allocation method at any time. The customers to whom such deficiency is allocated will be unable to vote or give consent in respect of such corporate action.

11. Locates of Borrowable Securities. Subject to certain limited exceptions, before executing a short sale, a broker-dealer is required to make an “affirmative determination” as to whether the broker-dealer will receive delivery of the security from the customer or the securities can be borrowed by the settlement date. This process is commonly referred to as “obtaining a locate.” If a sufficient quantity of securities is not available from the broker-dealer’s inventory, the broker-dealer may, among other things, contact third-party lenders to ascertain whether they have securities available for lending. If a sufficient quantity of securities appears borrowable, the broker-dealer may proceed to execute the short sale on behalf of its customer. A locate is simply an indication that, as of the time the locate is obtained, it appears that securities will be available for borrowing on the settlement date. A locate is not a guarantee that securities will actually be available for lending and delivery on the settlement date or that the lender will not thereafter require the return of the borrowed securities at any time. If the securities are not available for borrowing for any reason by the settlement date, Client, as the seller, will “fail to deliver” to the purchaser. A purchaser or securities lender may, in addition to other remedies and at any time after the giving of any required notice, buy-in the securities that were not timely delivered and Client will be responsible for all losses and costs of the buy-in. If (i) executes a short sale of any securities on behalf of Client, (ii) is responsible for settling a short sale on behalf of Client that was executed at another firm,

G. New Account Agreement

or (iii) if Client fails to deliver any securities it has sold in a long sale, is authorized to borrow the securities necessary to enable to make delivery. Client agrees to be responsible for any cost or loss may incur in sourcing and maintaining the borrow, or the cost may incur in obtaining the securities if is unable to borrow such securities. Client hereby appoints as its agent to complete all such transactions and authorizes to make advances and expend monies as are required. In respect of short positions maintained by Client over a corporate action record date, will, on the relevant payment date for such corporate action, if any, charge Client’s Account for money or property equal in value to the cost of such corporate action attributable to Client’s short position, including the costs of any lost tax benefits for the lenders. Client acknowledges that may source a borrow of securities from its own proprietary accounts or from customer margin shares. Client is ultimately responsible for the delivery of securities on the settlement date, the consequences of a failure to deliver, the timely return of securities borrowed on Client’s behalf, and all costs associated with such borrowings, including costs relating to any corporate actions.

12. Mandatory Close-Out & Pre-borrow Requirement. Regulations applicable to mandate that close-out sale transactions in certain equity securities for which delivery has not occurred within the period prescribed by the regulations after the normal settlement date. The close-out is to be effected by purchasing in the market securities of like kind and quantity for which delivery is owed. Any loss arising from this close-out will be for the account of the customer whose positions are closed out. A list of securities subject to this mandatory close-out requirement is or will be published by U.S. exchanges and U.S. securities associations for the securities that trade on that exchange or association.

If such failing to deliver transactions are not closed out, regulations applicable to, upon their effective date, will mandate that, until such failing to deliver transactions are closed out, (i) not accept short sale orders for those accounts determined by to have contributed to the fail unless or the Client has entered into a bona-fide arrangement to borrow the securities; or (ii) impose a “pre-borrow” requirement on all short sale orders for the firm’s or any client’s account.

To the extent that effects a close-out transaction by buying-in shares as described above, it will allocate the shares so acquired to those of its clients maintaining short positions on a pro-rata basis. Such allocation methodology is subject to change at any time in sole discretion based on individual facts and circumstances, provided that, in no case will any client who obtained a “locate” from for such shares be allocated more than its pro-rata shares of the buy-in.

13. Close-Out or Liquidation of Listed Option Positions. In addition to the rights granted to under this New Account Agreement and any other agreement between and Client, Client expressly authorizes to liquidate or close-out any of Client’s listed option positions, without notice to Client and without Client’s prior consent, in sole and absolute discretion, (i) if and when Client’s open positions exceed applicable position limits so as to reduce such open positions to a level that is in compliance with such limits, or (ii) upon the occurrence of a Close-Out Event. Client will bear and be solely responsible for any losses associated with such a reduction or liquidation.

14. Buy-in of Government Securities. Regulations issued under the Government Securities Act of 1986 require to initiate buy-in procedures for mortgage-backed securities that have been purchased for Client and that remain in a fail-to-receive status for more than 60 calendar days (referred to below as “fully paid fails”). Mandatory buy-ins are also required to complete a sale by Client (referred to below as “sell order fails”) of government securities which have not been received from Client within 30 calendar days after the settlement date (or in the case of mortgage-backed securities, 60 calendar days after settlement date). The Bond Market Association Buy-in Procedures for Mortgage Backed Securities and the Bond Market Association Buy-in Procedures for Government Securities permit the use of alternatives other than purchasing securities (e.g., securities may be borrowed, substituted or bought back) in closing out fully paid fails and sell order fails and also provide an exemption for short sales.

15. Additional Listed Options Provisions; Options “Style,” Exercise Assignment Notices. If Client trades listed option contracts, Client is aware of and agrees to be bound by all laws and rules applicable to the trading of option contracts. In particular, Client, either acting alone or in concert with others, agrees not to violate directly or indirectly (through as broker or otherwise), or contribute to the violation of the position or exercise limits of the Exchanges, which limits can be obtained by contacting a sales representative. Client acknowledges that the “style” of an option refers generally to when that option is exercisable. Specifically, (i) an “American-style” option is an option that may be exercised at any time (i.e., on a business day in which the option Exchange on which the option trades is open for trading) prior to its expiration, (ii) a “European-style” option is an option that may be exercised only on a specified exercise date (or expiration date) or during a specified time period before the option expires, and (iii) a “capped” option is an option that is automatically exercised prior to expiration if the market or Exchange on which the option trades determines that the value of the underlying interest at a specified time has reached the “cap price” for the option. Client understands that exercise assignment notices for option contracts are allocated among customer short positions pursuant to an automated procedure that randomly selects from among all customer short option positions, including positions established on the day of assignment, those contracts which are subject to exercise. Client understands and agrees that may change its allocation method at any time. Client further understands that all short positions in “American-style” options are liable for assignment at any time. A more detailed description of this random allocation procedure is available upon request.

16. Termination. Each party agrees that the Accounts maintained hereunder may be terminated by either party at any time effective upon the giving of notice of such termination to the other party. All applicable provisions will survive the termination of the Accounts and this New Account Agreement. Without limiting the foregoing, upon any such termination, the provisions of this New Account Agreement shall remain in effect with respect to all securities and other property then held in such Accounts, all assets subject to the security interest hereunder, and all transactions and agreements then outstanding between Client and.

17. Power and Authority. Client (and each person acting on the Client’s behalf) represents and warrants that it has all necessary power and authority to execute and perform this Agreement and that the execution and performance of this Agreement will not cause it to violate any provisions in its charter, by-laws, partnership agreement, trust agreement or other constituent agreement or instrument, and that neither this Agreement nor any transaction entered into or contemplated hereunder will violate any applicable law, rule, regulation or constitutional provision (including, without limitation, any provision of ERISA, Section 4975 of Code or any tax “qualification” rule under the Code). Client further represents and warrants that this Agreement, as amended from time to time, is a legal, valid and binding obligation, enforceable against Client in accordance with its terms. Each of the persons executing this Agreement on Client’s behalf represents that he or she acting alone has full power and authority to deal with on Client’s behalf without notice to Client or any other undersigned person. Client agrees that will be entitled to act upon the instructions of any officer, director or employee of the Client having actual or apparent authority to act on behalf of the Client.

18. Notice of Bankruptcy, Insolvency, Reorganization, Dissolution, Termination, Incompetence & Death. In the event of any change which affects the manner in which the securities and other property in the Account is held (including, as applicable and without limitation, the death, resignation or incompetence of a joint owner or general partner or the bankruptcy, insolvency, reorganization, or dissolution of Client or other similar event that affects Client’s legal standing), Client shall immediately give written notice thereof and, in addition to the actions permitted under this New Account Agreement and any other agreements relating to Client’s Account, is authorized to take such action, require such documents and tax waivers, and retain such portion of or restrict transactions in the Account, all as may deem advisable.

19. Margin. If Client maintains a margin account, Client represents and warrants to that Client has had an opportunity to discuss with the risks associated with the use of margin and that the use of margin is consistent with Client’s investment objectives. Client agrees to maintain margins for Client’s Account as may require from time to time. Client agrees to promptly satisfy all margin and maintenance calls, pay interest charges which are imposed, in accordance with usual custom, with respect to Client’s Account and to pay on demand any debit balance owing with respect to Client’s Account. Client agrees that securities and other property in Client’s Account may be carried in general loans and may be pledged, repledged, hypothecated, rehypothecated, sold, lent or otherwise transferred or used separately or in common with other securities and any other property for the sums due to thereon or for a greater sum. Client understands (1) that might not retain in its possession or control for delivery a like amount of similar securities or other property and (2) that certain rights of ownership, including the right to vote such securities, may be transferred to or by to others. Client agrees that may, in its sole discretion, transfer securities held in Client’s other Accounts with, including Client’s cash account, to Client’s margin account. Any securities so transferred may be used by as provided in this New Account Agreement. Client understands that notwithstanding a general policy of giving clients notice of a margin deficiency, is not obligated to request additional margin from Client, and that there may be circumstances where will liquidate securities in the Account without notice to Client in accordance with Section 5 of this New Account Agreement.

20. Use of Name. Client agrees not to use name for any purpose without prior written consent, including, but not limited to, in any advertisement, publication or offering material.

G. New Account Agreement

21. Background Check. Client authorizes and any agent or service provider to use, verify and confirm any of the information that Client or its agent provides, including obtaining reports concerning Client’s (and its principals’) background, credit standing and business conduct and to share all such information with their successors, assigns, agents and service providers to determine Client’s eligibility for an Account or any feature or otherwise. Upon Client’s written request, will inform Client whether has obtained credit reports, and, if so, will provide Client with the name and address of the reporting agency that furnished the reports. Client agrees that, without notifying Client, may request a new credit report in connection with any review, extension, or renewal of the Account. Client further agrees that may submit information reflecting on Client’s credit record to a credit reporting agency. Client authorizes to share with its affiliates credit bureau information, information contained in Client’s application to open an Account, information obtained from third parties and similar information, or to use such information consistent with privacy policy.

22. Disclaimer of Liability; Indemnification. Except as otherwise provided by law, no entity shall be liable for any expense, losses, damages, liabilities, demands, charges, claims, penalties, fines and excise taxes of any kind or nature (including legal expenses and reasonable attorneys’ fees) (“Losses”) by or with respect to any matters pertaining to the Account, except to the extent that such Losses are actual Losses and are determined by a court of competent jurisdiction or an arbitration panel in a final non-appealable judgment or order to have resulted solely from such entity’s gross negligence or willful misconduct. In addition, Client agrees that shall have no liability for, and agrees to indemnify and hold harmless from, all Losses that result from: (a) Client’s or its agent’s misrepresentation, act or omission or alleged misrepresentation, act or omission, (b) following Client’s or its agent’s directions or failing to follow Client’s or its agent’s unlawful or unreasonable directions, (c) any activities or services of in connection with the Account or otherwise (including, without limitation, any technology services, reporting, trading, research or capital introduction services) and (d) the failure by any person not controlled by to perform any obligations to Client.

Client consents to the use of automated systems or service bureaus by in conjunction with Client’s Account with, including, but not limited to, automated order entry and execution, recordkeeping, reporting and account reconciliation and risk management systems (collectively “Automated Systems”). Client understands that the use of Automated Systems entails risks, such as interruption or delays of service, system failure and errors in the design or functioning of such Automated Systems (collectively, a “System Failure”) that could cause substantial damage, expense or liability to Client. Client understands and agrees that will have no liability whatsoever for any claim, loss, cost, expense, damage or liability of Client arising out of or relating to a System Failure. Client also agrees that will have no responsibility or liability to Client in connection with the performance or non-performance by any Exchange, market, clearing organization, clearing firm or other third party (including banks) of its or their obligations relative to any securities or other property of Client. Client agrees that will have no liability to Client or to third parties, or responsibility whatsoever, for: (a) Losses resulting from a cause over which does not have direct control, including the failure of mechanical equipment, unauthorized access, theft, operator errors, government restrictions, force majeure (i.e., earthquake, flood, severe or extraordinary weather conditions, or other act of God, fire, war, insurrection, riot, labor dispute, strike, or similar problems, accident, action of government, communications, power failure or equipment or software malfunction), Exchange or market rulings or suspension of trading, (b) any special, indirect, incidental, consequential, punitive or exemplary damages (including lost profits, trading losses and damages) that Client may incur in connection with Client’s use of the brokerage and other services provided by under this New Account Agreement.

23. Entire Agreement. This New Account Agreement and all related documentation hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this New Account Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. The rights and remedies set forth in this New Account Agreement are intended to be cumulative and not exclusive. Neither this New Account Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any provision of this New Account Agreement is held to be invalid, void or unenforceable by reason of any law or legal process, that determination will not affect the validity of the remaining provisions of this New Account Agreement.

24. Governing Law, Successor and Assigns, Waiver. This New Account Agreement and its enforcement, and each transaction entered into hereunder and all matters arising in connection with this New Account Agreement and transactions hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law doctrine, and its provisions shall cover individually and collectively all Accounts which Client may maintain with, provided, however, this shall not otherwise limit from exercising rights available under any other agreement or by operation of law or otherwise. Client understands that federal and state laws, and the rules and regulations of Exchanges and self-regulatory organizations, are subject to change, and therefore may be required to change its procedures to conform to applicable law. This New Account Agreement is binding upon and inures to the benefit of, Client and our respective legal representatives, successors and permitted assigns. Neither nor Client may assign its rights or delegate its obligations under this New Account Agreement, in whole or in part, without the prior written consent of the other party, except for an assignment and delegation by of all of rights and obligations hereunder to any affiliate or successor, which may be undertaken without giving Client notice. Notwithstanding the foregoing, any actions taken by or authorized to be taken by under this New Account Agreement may be taken by or through the use of agents of including, and any actions taken by or authorized to be taken by under this New Account Agreement may be taken by or through the use of agents of. No waiver of any provision of this New Account Agreement shall be deemed a waiver of any other provision, or a continuing waiver of the provision or provisions so waived. All waivers and modifications must be in writing. Any purported assignment in violation of this Section 24 will be void.

25. ERISA. If part or all of the assets of Client constitute the assets of an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) by reason of Department of Labor Regulation Section 2510.3-101, Client represents and warrants on each day during the life of this New Account Agreement and any transactions entered into hereunder, both in its individual and fiduciary capacities that: (i) no transaction engaged in by Client will constitute a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA; (ii) Client’s investment manager will be eligible to act as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Class Exemption 84-14 with respect to Client and each employee benefit plan the assets of which constitute the assets of Client; (iii) Client’s investment manager will at all times meet the requirements of Section 412 of ERISA; (iv) neither this New Account Agreement nor any transaction entered into or contemplated hereunder will violate any applicable law, rule, regulation or constitutional provision applicable to Client, and (v) has not provided nor will provide any advice that has constituted or will constitute a primary basis of any investment decision by Client, and is not nor shall become a fiduciary with respect to Client by reason of its services provided hereunder.

26. Arbitration. This New Account Agreement contains a predispute arbitration clause. By signing an arbitration agreement, the parties agree as follows:

(a) All parties to this New Account Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d) The arbitrators do not have to explain the reason(s) for their award.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Client is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this New Account Agreement.

Client agrees that any and all controversies that may arise between Client and, including, but not limited to, those arising out of or relating to the transactions contemplated hereby, the Accounts established hereunder, any activity or claim related to Client’s Accounts or the construction, performance, or breach of this New Account Agreement or any other agreement between Client and

G. New Account Agreement

shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Client is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this New Account Agreement except to the extent stated herein.

H. Third-Party Agent Supplement and Authorization

This Third-Party Agent Supplement and Authorization (the “Agent Supplement”) contains the terms under which the Entity appoints and authorizes the agent designated in the New Account Application and Agreement for Entities to do certain things in connection with Client’s account. This Agent Supplement is part of Client’s New Account Agreement. Unless otherwise defined in this Agent Supplement, terms used but not defined herein have the meaning ascribed to them in Client’s New Account Agreement. In the event that any provision of this Agent Supplement conflicts or is inconsistent with any provision of Client’s New Account Agreement, this Agent Supplement shall control for matters related to this Agent Supplement.

1. Appointment of Agent. Client hereby authorizes the person or entity designated in the New Account Application and Agreement for Entities as its agent and attorney-in-fact (“Agent”) to purchase, invest in, or otherwise acquire, exchange, transfer, borrow, lend, sell or otherwise dispose of and generally deal in and with, any and all forms of securities, security futures, swap agreements and/or security-based swap agreements, and foreign currency, including, but not limited to, shares, stocks, listed or over-the-counter options and/or futures or options on futures, security futures contracts or options on security futures contracts, forwards, swaps, contracts for differences and any other listed or over-the-counter derivative contract, bonds, debentures, notes, scrip, evidences of indebtedness, participation certificates, mortgages, mortgage-backed and asset-backed securities, contracts, certificates of deposit, commercial paper, “when-issued” securities, subscription rights, warrants, other derivative transactions and securities, and certificates of interest of any and every kind and nature whatsoever as well as any other instrument or interest generally regarded as an investment, secured or unsecured, whether represented by certificate or otherwise and, entering into repurchase and reverse repurchase agreements and securities lending transactions and secured loans (including entering into margin transactions and short sales, if a margin account for Client has been applied for and approved by) in accordance with terms and conditions for Client’s account or accounts (collectively, the “Account”) on books. Client also authorizes Agent to receive, on Client’s behalf, prospectuses and other offering documents, confirmations, account statements, notices and other communications related to the Account. Client acknowledges and agrees that it is responsible for investigating and selecting the Agent, that the Agent is not affiliated with or employed or controlled by, and that is not responsible for and has no duty to review, monitor or supervise the Agent’s exercise of the powers granted to it. Client hereby agrees to indemnify and hold harmless from and to pay promptly on demand any and all Losses arising from any breach of the Agent Supplement or Agent’s acts or omissions to act in relation to Client’s Account.

In all matters and things aforementioned, as well as in all other things necessary or incidental to the furtherance or conduct of the Account, is authorized to follow the instructions of the Agent (including any officers, directors, employees and agents having actual or apparent authority to act for the Agent) in every respect (including instructions to provide information about Client and the Account to third parties) and he or she or it (as the case may be) is authorized to act for Client and on Client’s behalf in the same manner and with the same force and effect as Client might or could do with respect to the Account. Client hereby ratifies and confirms any and all transactions with heretofore or hereafter made by the Agent for the Account, and waives notification to such Client of any of the aforementioned transactions and the delivery of any statements, notices or demands pertaining thereto. Client additionally authorizes the Agent to appoint any other person to do any and all of the things which said Agent is authorized to do hereunder. This authorization and indemnity: (a) is a continuing one and shall remain in full force and effect until a Managing Director or an officer of has received and had reasonable time to act on written notice of the revocation thereof by Client and such revocation shall cancel all outstanding unexecuted orders which can be cancelled, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation; (b) shall inure to the benefit of and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of or any successor firm; and (c) is in addition to (and in no way limits or restricts) any of the provisions of or the rights which may have under any other agreement or agreements between and Client relating to the Account.

Client agrees to and hereby does indemnify and hold harmless from any Losses arising which might sustain or which might be incurred by or imposed upon by reason of any action, instruction or transaction with Client’s Agent relating to the Account prior to receipt, with a reasonable time to act, of written notice of the revocation of the authority granted herein.

If the Client has checked the box next to the heading “Trade and Broad Authority to Move Assets” in Section C.1 of the New Account Application and Agreement For Entities, the Agent will also have the powers outlined in the next paragraph.

In addition to the foregoing authorization, is also authorized to make deliveries of securities and other property and payment of funds to the Agent or as he, she or it (as the case may be) may order and direct, and pursuant to such order or direction may transfer any securities or other property in the Account into the name of the Agent individually or any other person and deliver the same to the Agent individually or on his, her or its (as the case may be) order in that form or in bearer form and may pay and deliver to the Agent or on his, her or its (as the case may be) order any cash or check or funds in the name of the Agent individually or in the name of any other person, and may accept any such securities, other property or funds for the individual account of the Agent or any other person.

2. Acceptance by Agent; Agent’s Undertakings. Agent accepts its appointment under the Third-Party Agent Authorization located in Section C.1 of the Application and this Agent Supplement (the “Authorization”). Agent will exercise the powers granted in the Authorization for the benefit of Client and with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity would use. Agent agrees not to give or transmit any instruction concerning the Account that Agent knows or believes does not comply with the Authorization or Agent’s obligations, or if Agent knows or has reason to know that the Authorization has been revoked, terminated or suspended, in whole or in part, or is no longer valid for any reason. Agent represents and warrants that Agent possesses the sophistication, expertise and knowledge (including knowledge of Client’s financial position and investment objectives) necessary to fulfill Agent’s obligations hereunder and under the Authorization, and Agent acknowledges that, unless has expressly agreed otherwise in writing, is acting in the capacity of broker in connection with any transaction executed for Client’s Account and not as a financial adviser or a fiduciary, and no advice provided by has formed or shall form a primary basis for any investment decision by or on behalf of Client. Agent agrees to and hereby does indemnify and hold harmless from any Losses that Agent might sustain or that might be incurred by or imposed on by reason of Agent’s acts or omissions in relation to the Account or any breach of this Agent Supplement. Agent’s indemnification obligations hereunder will survive the revocation or termination of the Authorization or of this Agent Supplement. Agent represents and warrants that Agent is registered as an investment adviser under federal or state law or is not required to be so registered and that, unless Agent notifies to the contrary in writing, Agent does not have a beneficial interest in Client’s Account. In performing Agent’s obligations under the Authorization, Agent will not be an employee, agent or representative of and nothing hereunder creates a joint venture, partnership, franchise or agency relationship between Agent and.

3. Certain Provisions Related to Retirement Plans. If Client is a retirement plan or account or is an entity, the assets of which are deemed to constitute the asset of any retirement plan under applicable law, Agent represents and warrants that: (i) it is a “Qualified Professional Asset Manager,” as defined in Department of Labor Prohibited Transaction Class Exemption 84-14, as amended (“PTCE 84-14”); (ii) each transaction it directs to take on behalf of Client will be permitted under the terms of the documents governing the plan (or plans) and, to the extent otherwise prohibited, will be exempt from the provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) by reason of PTCE 84-14 or another available exemption; (iii) Agent is familiar with the requirements of ERISA (if applicable) as they relate to Client, each employee benefit plan the assets of which constitute the assets of Client and to itself, and with the requirements of any applicable state or other laws (including any requirements for “qualification” under the Code or other applicable tax law), and will direct with respect to a transaction only if and to the extent it determines that such transaction complies with such requirements; (iv) Agent is an investment adviser described in Department of Labor Regulation Section 2550.404b-1(a)(2)(i)(C) and, if and to the extent the indicia of ownership of any of the assets of Client are held outside of the jurisdiction of the district courts of the United States, Client will meet the requirements of Section 404(b) of ERISA by reason of Department of Labor Regulation Section 2550.404b-1(a)(2)(i); and (v) has not provided and will not provide any advice that constitutes or shall constitute a primary basis for any investment decision on behalf of Client. Agent agrees that any assets pledged as collateral by Client in connection with any transaction entered into under this Authorization will not constitute “plan assets” under ERISA or Section 4975 of the Code. In addition to the foregoing, Agent and Client each represent that, with respect to any distribution directed with respect to Client relating to any payment, disbursement or other transaction not effected under any transaction hereunder (including, without limitation, any distribution to any participant or beneficiary of any plan or payment for services rendered with respect to any such plan) such directed distribution will be effected in accordance with all applicable terms governing such plan and all applicable laws (including ERISA and the Code) and neither nor any of its affiliates will have any other responsibility or liability with respect to

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H. Third-Party Agent Supplement and Authorization

such distribution or transaction, including, without limitation, with respect to any tax withholding or reporting as may otherwise be required by law.

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I. Prime Brokerage Supplement

This Supplement (the “Prime Brokerage Supplement”) is part of Client’s New Account Agreement. Unless otherwise defined in this Prime Brokerage Supplement, terms used but not defined herein have the meaning ascribed to them in Client’s New Account Agreement.

Client maintains brokerage accounts with a number of other brokers and may, from time to time, place orders to be executed by one or more of these brokers designating as Client’s prime broker in accordance with the letter dated January 25, 1994 from the Division of Market Regulation of the Securities and Exchange Commission (the “No-Action Letter”). Subject to the terms and conditions set forth herein, agrees to act as prime broker for Client and to perform certain settlement and clearance services in connection with such transactions (“Prime Brokerage Transactions”). This Prime Brokerage Supplement sets forth certain additional terms and conditions under which will perform services for Client relating to Prime Brokerage Transactions. In the event that any provision of this Prime Brokerage Supplement conflicts or is inconsistent with any provision of Client’s New Account Agreement, this Prime Brokerage Supplement shall control for Prime Brokerage Transactions.

1. Applicable Transactions; Limitations. The terms of this Prime Brokerage Supplement shall apply only to Prime Brokerage Transactions executed by Client in the accounts and with the brokers set forth in the New Account Application. Such brokers will either be self-clearing executing brokers or Client will indicate on the New Account Application the name of the firm clearing for Client’s introducing broker. In either case, the clearing firm is referred to herein as the “Executing Broker”. Client and may each add to or delete from such list by notice to the other party, provided that no addition may be made without consent nor will any addition be effective until all documentation required or deemed necessary or appropriate by has been completed. The terms of this Prime Brokerage Supplement shall also apply only to Prime Brokerage Transactions in debt and equity securities cleared and settled through United States clearance and settlement systems and in such other securities and instruments as are otherwise specifically approved by for clearance for the purposes of being governed by the terms of this Prime Brokerage Supplement (all such securities and instruments, “Covered Securities”). It is expressly understood and agreed that, with respect to Prime Brokerage Transactions in non-Covered Securities, shall have no obligation to Client or to any third party to clear or settle trades executed by Client, and Client shall inform Executing Brokers in such Prime Brokerage Transactions that the Executing Broker must look only to Client for the settlement of such Prime Brokerage Transactions and the resolution of any claim or dispute relating thereto.

2. Client Acknowledgement. Client acknowledges that Prime Brokerage Transactions are subject to applicable laws and regulations and to the requirements of the No-Action Letter with respect to the provision of prime brokerage services, as the same may be amended, modified or supplemented from time to time. Client further acknowledges that will, as required by the No-Action Letter and applicable law, enter into contractual arrangements pertaining to Prime Brokerage Transactions for Client’s account (“Contractual Arrangements”) with the Executing Brokers identified on the list described above. Client acknowledges and agrees that shall have no suitability obligation to Client in connection with trades placed by Client or for Client by an investment adviser or other agent.

3. Accounts with Executing Brokers. Client shall not begin to effect Prime Brokerage Transactions with an Executing Broker until Client advises of its intent to do so and thereafter advises Client that and the Executing Broker have executed the appropriate Contractual Arrangements with respect thereto. Client understands and agrees that the Contractual Arrangements may affect dealings with Client in accordance with normal procedures. Client agrees to accept any restrictions or limitations affecting its account with (the “Account”) that may result from such Contractual Arrangements and dealings with Executing Brokers. reserves the right at any time to place a limit on the type or size of Prime Brokerage Transactions which may be effected by Client with Executing Brokers generally or with any particular Executing Broker. Client acknowledges that has not recommended or endorsed any Executing Brokers and shall not be responsible or liable for any acts or omissions of any Executing Broker or its employees. Client agrees that, as between and Client, any Losses resulting from any action or failure to take action by an Executing Broker or its agents or other third party with respect to Client or its Accounts, including, without limitation, the insolvency of any such party or the failure of any such party to fulfill its settlement obligations, will be borne solely by Client and Client agrees to indemnify and to hold harmless, in connection therewith.

4. Communications with Executing Brokers. Client understands and agrees that may be required by the No-Action Letter, applicable law or by the Contractual Arrangements, or that may otherwise deem it necessary or appropriate, to communicate information concerning Client and the Account to Executing Brokers. Such information may include: (i) whether the net equity in the Account falls below certain minimums set forth in the No-Action Letter; (ii) information regarding the allocation of Prime Brokerage Transactions to sub-accounts, if applicable; (iii) other matters requested by Executing Brokers, after consultation with Client; and (iv) such other information as may deem necessary or appropriate for own protection. Client hereby consents to, and agrees to hold harmless with respect to, the release to Executing Brokers of any and all information regarding Client and the Account in accordance with the foregoing.

5. Reporting of Trade Information; Affirmation and Settlement. Client agrees to notify (or cause to be notified by persons it has authorized in writing to do so), by 5:30 P.M. (Eastern Time) on any trade date, of the details of all Prime Brokerage Transactions effected by or on behalf of Client through Executing Brokers for such date. Client will supply with the following information to the extent known for each transaction: (a) Account Name; (b) Name of Executing Broker (and clearing broker, if different); (c) Security name, quantity and security symbol (or CUSIP number if no security symbol exists or is known); (d) Whether transaction is a buy, buy to cover, sell or sell short transaction; (e) Price per share or other unit (if a trade is to be reported on an average price basis, Client must compute the average price to four decimal places); (f) Exchange or other market where executed; (g) Commission rate; (h) Total execution and commission costs; (i) If an options transaction is involved, whether the transaction is an opening or closing transaction; (j) The trade date and settlement date; (k) For trades in non-U.S. markets, all other information required for to settle such trades; and (l) Settlement instructions.

Client understands and agrees that, subject to the provisions of this Prime Brokerage Supplement and internal policies and procedures, will affirm and settle transactions with an Executing Broker only to the extent that the information provided by such Executing Broker matches the trade information submitted to by Client. Client understands and agrees that may “DK” or otherwise decline to affirm and settle any and all trades as to which Client has not timely provided the foregoing information. If Client has provided information to that does not match the information provided to by the Executing Broker, and if time permits, will attempt to contact Client so that Client can reconcile the differences in the reported information. If such contact and reconciliation is not made, may, in sole discretion: (i) settle such Prime Brokerage Transactions on Client’s behalf if, in sole judgment, the differences between the Client report and the Executing Broker report are not material; or (ii) “DK” or otherwise decline to affirm and settle any such Prime Brokerage Transactions.

Client further understands and agrees that if is responsible for settling a short sale on behalf of Client, or if Client fails to deliver any securities it has sold in a long sale, is authorized to borrow or obtain the securities necessary to enable to make delivery. Client agrees to be responsible for any cost or loss may incur in sourcing and maintaining the borrow, or the cost may incur in obtaining the securities if is unable to borrow such securities. Client hereby appoints as its agent to complete all such transactions and authorizes to make advances and expend monies as are required.

Client expressly acknowledges and agrees that shall have no responsibility or liability with respect to trade data that is not received by in the manner provided above. Client further acknowledges that, under any of the circumstances described in Section 13 of this Prime Brokerage Supplement, may decline to settle Client’s Prime Brokerage Transactions. In any such case, will attempt to so advise Client and will “DK” or disaffirm such transaction or transactions in accordance with the terms of the No-Action Letter, the Contractual Arrangements, and applicable rules and procedures of any clearing agency registered pursuant to Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”) that has agreed to use with Client and its Executing Brokers. Under such circumstances, Client acknowledges that it will be obligated to settle the Prime Brokerage Transactions directly with the Executing Broker. Client understands that the Contractual Arrangements may limit discretion and require to disaffirm certain Prime Brokerage Transactions that would have otherwise agreed to effect, and Client agrees that shall be held harmless for complying with such Contractual Arrangements.

6. Confirmations. If Client has instructed Executing Brokers to send trade confirmations to the Client in care of, agrees that such confirmations will be made available to Client, without charge, upon its request. On the day following receipt of information from Client regarding any Prime Brokerage Transaction, agrees to send to Client a notification of each such trade based on the information supplied to by Client. Any trade notifications issued by as prime broker shall indicate the name of the Executing Broker involved and the other information required by the No-Action Letter, provided that shall have received such information in the manner and to the extent provided herein from Client. Client acknowledges that has requested that Client

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I. Prime Brokerage Supplement

supply with all information required by Rule 10b-10 under the Exchange Act with respect to each Prime Brokerage Transaction. Client understands and agrees that the notifications sent by will be based solely upon the information supplied by Client and that assumes no responsibility, and Client will hold harmless in connection therewith.

7. Status of Client. Client represents and warrants to that no one except Client has a direct beneficial interest in the Account. In the event that Client is represented by an investment advisor or other agent, Client acknowledges and agrees that such agent is authorized to instruct with respect to Client’s Prime Brokerage Transactions and shall have all powers necessary in connection therewith, including, without limitation, full access, personally or through its agents, to Client’s Account information through whatever medium may choose for transmitting such information pursuant to agreement with such agent. Client further acknowledges that Prime Brokerage Transactions authorized by such an agent may, at such agent’s instruction, be commingled with those of other clients of the agent for settlement as a single bulk trade with may be reported on an average price basis, and may later be allocated by such agent among such clients. Client agrees that shall in no event be responsible for making any determination relating to the suitability of any transaction for Client’s Account.

8. Minimum Net Equity. Client shall, at all times, maintain in the Account a minimum net equity with of that required in the No-Action Letter (or such greater amount as to which may from time to time inform Client). Client shall maintain such minimum net equity in cash or securities with a ready market and shall, upon request, promptly (but no later than within five (5) business days) restore such net equity if it should fall below such minimum. Client understands and agrees that failure to maintain a minimum net equity at least equal to that required by the No-Action Letter will require promptly to inform Executing Brokers that is no longer acting as prime broker for Client and that will “DK” or disaffirm any Prime Brokerage Transactions commenced thereafter by or on behalf of Client. In addition, Client acknowledges that failure to maintain a minimum net equity at least equal to that established by, will permit, in its sole discretion, to “DK” or disaffirm Prime Brokerage Transactions by or on behalf of Client.

9. Short Sales. Client agrees that no short sales will be effected by it through an Executing Broker unless a “locate” for such security has been obtained. If Client has arranged for to obtain such locate, shall have absolute discretion in the selection of sources to cover any short sales, including sourcing the securities from any other department within or from any affiliate. All short positions in Client’s Account will be marked-to-market daily.

10. Restricted Securities. Prior to instructing the delivery into Client’s Account (by purchase or otherwise) of Restricted Securities, Client agrees that it is responsible for ensuring that Client’s Account is eligible to receive such Restricted Securities. Additionally, prior to placing an order for the sale or transfer of any Restricted Securities, Client agrees that it will advise the relevant Executing Broker of the status of the securities and furnish such Executing Broker with the necessary documents (including opinions of legal counsel, if it so requests) to satisfy legal transfer requirements. These securities may not be sold or transferred until they satisfy legal transfer requirements. Client agrees that even if the necessary documents are furnished by it in a timely manner, there may be delays in the delivery of securities and the subsequent crediting of cash by to Client’s Account. Client is responsible for any delays, expenses, and losses associated with compliance or failure to comply with any and all of the requirements and rules relating to Restricted Securities and agrees to hold harmless in connection therewith.

11. Timely Settlement. Client agrees that it is responsible to for timely payment and delivery in connection with the settlement of all Prime Brokerage Transactions for which becomes responsible pursuant to the Contractual Arrangements. Client agrees to cooperate with in resolving disputes with Executing Brokers related to settlement of Prime Brokerage Transactions. Client will be responsible for any losses, claims and expenses, including those resulting from buy-ins or sell-outs of securities, resulting from failure to timely settle such transactions and will hold harmless in connection therewith.

12. Provisional Credits. Client understands and agrees that although may credit or debit Client’s account on or about the settlement date with respect to a transaction executed by an Executing Broker, such credit is conditional and may be reversed upon the failure of the Executing Broker’s delivery against payment or payment against delivery, as applicable. Any losses resulting from the Executing Broker’s failure to consummate any such transaction will, as between and Client, be borne solely by Client and shall have no responsibility or liability to Client or any third party with respect thereto.

13. Prime Broker Ceasing to Act. Client understands and agrees that may, at any time, cease to act as prime broker for Client’s account or may decline to affirm, clear and settle any Prime Brokerage Transaction or transactions effected by an Executing Broker on Client’s behalf. If does cease to act or so declines, will make reasonable efforts promptly to notify Client, but such notice shall not be a condition to ‘s right to cease to act as prime broker or to decline to affirm, clear or settle Prime Brokerage Transactions and shall incur no liability to Client or any third party for exercising such right. In any such case and in the case of any termination of this Prime Brokerage Supplement, Client understands and agrees that Client must settle outstanding trades that have been “DK’d” or disaffirmed and all future trades (in the event this Prime Brokerage Supplement is terminated) directly with the Executing Broker.

14. Security. Client shall be responsible for safeguarding any testkeys, identification codes or other security devices which shall make available to Client, including any of the foregoing used to transmit instructions, and shall have no liability for any loss incurred by Client arising out of any failure or misuse of SWIFT, tested telex or any “on- line” system used to transmit instructions.

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